Exhibit B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is made and entered into as of [●], 2019 by and between OncoSec Medical Incorporated, a Nevada corporation (the “Company”), and Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of China Grand Pharmaceutical and Healthcare Holdings Limited (“Buyer”).

WHEREAS, the Company and Buyer entered into that certain Stock Purchase Agreement, dated as of October 10, 2019 (the “SPA”); and

WHEREAS, in connection with the execution and delivery of the SPA and the consummation of the transactions contemplated thereby, the Company has agreed to grant Buyer certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions

Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPA.

“Agent” means the principal placement agent in an agented placement of Registrable Securities.

“Automatic Shelf Registration Statement” shall have the meaning specified in Rule 405 under the 1933 Act.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including any “free writing prospectus” (as defined in Rule 405 under the 1933 Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means the Common Stock, any other shares of Common Stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise) and any Securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion, reorganization or similar transaction of the Company (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), held or beneficially owned by Buyer (whether now held or beneficially owned or hereafter acquired, and including any such Securities received by Buyer upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by Buyer). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the 1933 Act and such Registrable Securities shall have been sold, transferred or disposed of pursuant to such effective Registration Statement; and (b) the date on which such Registrable Securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the 1933 Act for a public offering and sale of the Common Stock or other securities of the Company, including the Prospectus, amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 of the 1933 Act.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Shelf Registration Statement” means a Registration Statement on Form S-3 or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Underwriters’ Representative” means the managing underwriter, or in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.

“WKSI” shall mean a well-known seasoned issuer, as defined in Rule 405 under the 1933 Act.

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Section 2. Registration Rights

(a) Shelf Registrations. The Company shall use its best efforts to remain qualified to register the offer and sale of its securities under the 1933 Act pursuant to a Shelf Registration Statement. At any time and from time to time on or after the Closing Date, Buyer shall have the right to request an unlimited number of registrations under the 1933 Act of all or any portion of its Registrable Securities pursuant to a Shelf Registration Statement by delivering to the Company a written notice (a “Shelf Registration Notice”) requesting that the Company prepare and file with the SEC a Shelf Registration Statement with respect to resales of some or all of Buyer’s Registrable Securities. As promptly as practicable after receiving a Shelf Registration Notice, but in no event more than 30 days following receipt of such notice, the Company shall file with the SEC a Shelf Registration Statement covering all Registrable Securities requested to be included and, unless such Shelf Registration Statement shall become automatically effective, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC for all of the Registrable Securities covered thereby as soon as practicable thereafter, but in no event later than 60 days after the filing of such Shelf Registration Statement. To the extent the Company is a WKSI at the time that any Shelf Registration Statement is to be filed, the Company shall file an Automatic Shelf Registration Statement that covers such Registrable Securities. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement (or a successor Registration Statement filed with respect to the Registrable Securities) continuously effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to permit the Prospectus forming a part thereof to be lawfully delivered and the Shelf Registration Statement useable for resale of the Registrable Securities in accordance with the intended methods of disposition set forth therein, so long as there are any Registrable Securities outstanding (the “Shelf Effectiveness Period”).

(b) Takedown Offerings. At any time during the Shelf Effectiveness Period, Buyer may deliver to the Company a written notice (a “Shelf Takedown Notice”) requiring the Company to facilitate a “takedown” of Registrable Securities off of a Shelf Registration Statement by Buyer (a “Shelf Offering”). As promptly as practicable after receiving a Shelf Takedown Notice, but in no event more than 20 days following receipt of such notice, the Company shall facilitate such a “takedown” by amending or supplementing the Prospectus related to the Shelf Registration Statement as may be requested by Buyer and taking other actions contemplated by Section 3.1 that may be applicable to such Shelf Offering.

(c) Non-Shelf Demand Registration. At any time and from time to time, if the Company has not effected or is not diligently pursuing a Shelf Registration Statement pursuant to Section 2(a) or 2(b) (including within the time frames specified therein), or the Company is not eligible to file a Shelf Registration Statement (of which ineligibility the Company shall promptly notify Buyer) or the Shelf Registration Statement filed pursuant to Section 2(a) shall cease to be effective, Buyer may deliver to the Company a written notice (a “Non-Shelf Demand Registration Notice”) informing the Company that Buyer requires the Company to register for resale some or all of such Buyer’s Registrable Securities (a “Non-Shelf Demand Registration”). Upon receipt of the Non-Shelf Demand Registration Notice, the Company will file with the SEC as promptly as practicable after receiving the Non-Shelf Demand Registration Notice, but in no event more than 45 days following receipt of such notice, a Registration Statement covering all requested Registrable Securities (the “Non-Shelf Demand Registration Statement”), and the Company agrees to use its reasonable best efforts to cause the Non-Shelf Demand Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof, but in no event later than 60 days after the filing of such Non-Shelf Demand Registration Statement. The Company agrees to use its reasonable best efforts to keep any Non-Shelf Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) for a period of not less than one year (“Minimum Effective Period”).

(d) All offers and sales by Buyer under a Non-Shelf Demand Registration Statement shall be completed during the Minimum Effective Period. Upon receipt of written notice from the Company that such Non-Shelf Demand Registration Statement is no longer effective, Buyer will not offer or sell the Registrable Securities under the existing Non-Shelf Demand Registration Statement but may deliver a new Non-Shelf Demand Registration Notice pursuant to Section 2(c) and require the Company to file a new Non-Shelf Demand Registration Statement.

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(e) Piggyback Registration Rights.

(i) Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the 1933 Act (other than a registration (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement in existence as of the date hereof) or (ii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company (other than Buyer pursuant to this Agreement and Sirtex Medical US Holdings, Inc., but only to the extent such registration is effectuated pursuant to the registration rights agreement dated as of the date hereof between Sirtex Medical US Holdings, Inc. and the Company) (a “Piggyback Registration”), the Company shall give prompt written notice (in any event at least 15 days prior to the filing of a Registration Statement) to Buyer of its intention to effect such a registration, and such notice shall offer Buyer the opportunity to be included in such registration by notifying the Company in writing within 10 days. Subject to the provisions of this Section 2(e), the Company shall include in such registration all Registrable Securities requested by Buyer to be included therein. If any Piggyback Registration pursuant to which Buyer has registered the offer and sale of Registrable Securities is conducted using a Shelf Registration Statement (a “Piggyback Shelf Registration Statement”), Buyer shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(ii) If any Piggyback Registration or Piggyback Shelf Takedown involves an underwritten offering, Buyer has elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown, and the managing underwriter of such offering advises the Company and Buyer in writing that, in its reasonable and good faith opinion, the number of shares of Common Stock proposed to be included in such registration or takedown exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would materially and adversely affect the price for such shares of Common Stock, the Company shall include in such registration or takedown: (i) first, the Registrable Securities requested to be included therein by Buyer; (ii) second, the shares of Common Stock that the Company proposes to sell; and (iii) third, the shares of Common Stock requested to be included therein by other stockholders of the Company, if any, allocated among such stockholders in such manner as they may agree.

(iii) Buyer may elect to withdraw its request for inclusion of Registrable Securities in any Piggyback Registration or Piggyback Shelf Takedown by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement or the pricing of an underwritten offering, as applicable.

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(f) Underwritten Offerings. Except for Piggyback Registrations, if any registration or offering pursuant to this Section 2 involves an underwritten offering (whether on a “firm,” “best efforts” or “all reasonable efforts” basis or otherwise) or an agented offering, Buyer shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering. If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering; provided, that such selection shall be subject to the consent of Buyer, which consent shall not be unreasonably withheld or delayed. In all cases, Buyer shall have the right to select its counsel in connection with any registration or offering.

(g) Inclusion of Additional Securities. Except as expressly provided in Section 2(e), none of the Company, any stockholder or any security holder of the Company (other than Buyer) may include securities in any offering requested under Section 2 of this Agreement.

Section 3. Additional Obligations of the Company and Buyer

3.1 Obligations of the Company. When the Company is required to effect the registration of any Registrable Securities or facilitate or effect any offering pursuant to Section 2 of this Agreement, the Company shall use its reasonable best efforts to effect and facilitate such registration or offering in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall at the earliest practicable date (and as applicable):

(a) use its reasonable best efforts to (i) register or qualify the Registrable Securities within a reasonable time after the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as Buyer may reasonably request in writing, (ii) keep each such registration or qualification effective during the period such Registration Statement is required to remain effective pursuant to this Agreement, (iii) cooperate with Buyer and the underwriters or Agents, if any, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or other applicable regulatory authorities, and (iv) to do any and all other similar acts and things that may be reasonably necessary or advisable to enable Buyer to consummate the disposition of the Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction as a foreign corporation or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to so qualify or register but for this Agreement, (B) take any action that would cause it to become subject to general taxation in any jurisdiction where it would not otherwise be subject to such taxation or (C) take any action that would subject it to the general service of process in any jurisdiction where it would not otherwise be subject to such process;

(b) promptly notify Buyer of the receipt, and provide copies to Buyer, of any comments or other correspondence from staff of the SEC with respect to any Registration Statement, and promptly respond to such comments (subject to Section 3.1(m)) and provide copies of such responses to Buyer;

(c) as promptly as practicable, prepare and file with the SEC, if necessary, such amendments and supplements to the Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to cause or maintain the effectiveness of such Registration Statement for so long as such Registration Statement is required to be kept effective and to comply with the provisions of the 1933 Act and the rules thereunder with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company;

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(d) in the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status;

(d) furnish, without charge, to Buyer such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits and any documents incorporated or deemed to be incorporated by reference therein), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the 1933 Act as Buyer or any underwriter or Agent may reasonably request for use in and in order to facilitate the public sale or other disposition of the Registrable Securities owned by Buyer;

(e) if a disposition of Registrable Securities takes the form of an underwritten or agented offering, any “bought deal” or block trade, promptly enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and promptly take all other customary actions at such times as customarily occur in similar registered offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith, including:

(i) make such representations and warranties to Buyer and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to Buyer and the Underwriters’ Representative or Agent, if any) addressed to Buyer and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by Buyer and the lead managing underwriter, and the Company shall furnish to Buyer a signed counterpart of any such legal opinion;

(iii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to Buyer, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with primary underwritten offerings, and the Company shall furnish to Buyer a signed counterpart of any such comfort letter; and

(iv) use its reasonable best efforts to obtain executed lock-up agreements from the officers and directors of the Company and from the holders of more than 5% of the Company’s equity securities (including those who are, or whose associated persons are, bound by the Company’s insider trading policy), if requested by the underwriters for such time periods as the underwriters may request;

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(f) promptly notify Buyer: (i) when any Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(g) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws, and, if any such order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws is issued, shall promptly use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment (and shall provide Buyer with prompt notice thereof);

(h) after the filing of a Registration Statement and thereafter until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in this Agreement, promptly notify Buyer: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading or (C) the representations and warranties of or relating to the Company contained in any agreement for the sale of any Registrable Securities under a Registration Statement ceasing to be true and correct in any material respect and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or required or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of clauses (i) or (ii) of this Section 3.1(h), the Company shall promptly prepare and file with the SEC a post-effective amendment to the Registration Statement or a supplement to the Prospectus and furnish to Buyer a reasonable number of copies of such post-effective amendment or supplement or file any other required document so that (x) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) use its reasonable best efforts to cause all such Registrable Securities to be listed, and to maintain the listing of such Registrable Securities, on the national securities exchange on which the Common Stock is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing or quoting of such securities, including registering the applicable class of Registrable Securities under the 1934 Act, if appropriate, and using its reasonable best efforts to cause such registration to become effective pursuant to the rules of the SEC in accordance with the terms hereof;

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(j) if requested by Buyer in connection with the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning Buyer or the intended method of distribution as Buyer reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering;

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders, as soon as practicable but no later than 30 days following the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(l) make the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including senior management participation in due diligence calls with the underwriters (or Agent) and their counsel and, in the case of any marketed underwritten offering, participation in any road show or other marketing activity as reasonably requested by the lead managing underwriters for such offering), and provide Buyer, the underwriters and their respective counsel, accountants and other advisors reasonable access to its books and records and other pertinent corporate documents and properties as shall be requested in order to conduct a due diligence investigation within the meaning of the 1933 Act with respect to any applicable Registration Statement;

(m) in connection with the preparation and filing of any Registration Statement, Prospectus, any amendments or supplements thereto, and any other written communications with the SEC with respect thereto, (i) give Buyer, the underwriters or Agent (if applicable) and their respective counsels the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto, and any other written communications with the SEC with respect thereto, (ii) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to Buyer, underwriters or Agent may reasonably request and not file or submit to the SEC any document to which Buyer reasonably objects in writing, and (iii) make available such of the Company’s representatives as shall be reasonably requested by Buyer or any Agent underwriter for discussion of such documents;

(n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(o) cooperate with Buyer to facilitate the timely delivery, preparation and delivery of certificates (or evidence of direct registration), with requisite CUSIP numbers, representing Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as Buyer may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

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(p) to the extent the Company is a WKSI during the period in which this Agreement is in effect, use its best efforts to take such actions as under its control to remain a WKSI and not become an “ineligible issuer” (as defined under Rule 405 under the 1933 Act) during the period when any Registration Statement remains in effect;

(q) if Buyer, in its sole and exclusive judgment, determines that it might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) of the Company, permit Buyer to participate in the preparation of any applicable Registration Statement and insert therein language, furnished to the Company in writing, which in the reasonable judgment of Buyer and its counsel should be included;

(r) take no direct or indirect action prohibited by Regulation M under the 1934 Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(s) take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities as contemplated hereby.

Section 4. Indemnification; Contribution

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Buyer, its officers, directors, managers, members, partners, employees, agents, advisors, representatives, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of Buyer, and each Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(a) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, as incurred, to which any of the foregoing Persons may become subject under the 1933 Act or otherwise, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the 1933 Act), any amendment thereof or supplement thereto, including all documents incorporated therein by reference, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any other violation or alleged violation by the Company (or any of its Affiliates) of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state securities law, relating to a Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the 1933 Act) or any amendment thereof or supplement thereto filed in accordance with this Agreement;

(b) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

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(c) against any and all cost or expense whatsoever, as incurred (including reasonable fees, expenses and disbursements of attorneys and other professionals), incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 4.1(a) or 4.1(b) above;

provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to Buyer with respect to any loss, liability, claim, damage, action, cost, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by Buyer expressly for use in the Registration Statement (or any amendment thereto) or a Prospectus (or any amendment or supplement thereto), to the extent incorporated therein.

4.2 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless the Company, and each of its directors and officers who signed a Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, solely with respect to information provided by Buyer referred to in the proviso to this Section 4.2, against any loss, liability, claim, damage, action, cost, judgment and expense whatsoever resulting from any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus pursuant to which the Registrable Securities of Buyer were registered (or any amendment thereof or supplement thereto) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, action, cost judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by Buyer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein. Notwithstanding the provisions of this Section 4.2, Buyer and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total net proceeds (after deducting underwriting fees, commissions or discounts and other offering expenses) actually received by Buyer or such permitted assignee, as the case may be, from sales of the Registrable Securities of Buyer under the Registration Statement or Prospectus, as applicable, that is the subject of the indemnification claim.

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4.3 Conduct of Indemnification Proceedings. An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1 or 4.2 above and the contribution obligation provided in Section 4.4 below. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party; and provided further, that if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party (or in the situation where the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 Business Days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to do so) or if such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or if such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, not to be unreasonably withheld, delayed or conditioned. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

4.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is for any reason held to be unenforceable by a court of competent jurisdiction to any indemnified party, the indemnifying party and the indemnified party shall contribute to the aggregate losses, liabilities, claims, damages, actions, costs, judgments and expenses of the nature contemplated by such indemnity agreement incurred by the indemnifying party and the indemnified party, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, actions, costs, judgments or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or the indemnified party (and, with respect to Buyer, only written information expressly provided for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

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The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, Buyer and any permitted assignee shall not be required to contribute any amount in excess of the amount that it would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.2 had been available under the circumstances (which, for the avoidance of doubt, shall not exceed the total net proceeds (after deducting underwriting fees, commissions or discounts and other offering expenses) actually received by Buyer or such permitted assignee, as the case may be, from sales of the Registrable Securities of Buyer under the Registration Statement or Prospectus, as applicable, that is the subject of the contribution claim).

Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each of Buyer’s officers, directors, managers, members, partners, employees, agents, advisors, representatives, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of Buyer, and each Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as Buyer, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

In addition, no Person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent.

4.5 Survival. The indemnification and contribution provisions in this Section 4 shall be a continuing right and shall survive the registration and sale of any securities by any Person entitled to indemnification or contribution, as applicable hereunder, and the expiration or termination of this Agreement.

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Section 5. Registration Expenses

The Company shall pay all expenses incident to the performance by the Company of its obligations under this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, (i) all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto; (ii) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (iii) all fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of legal counsel for Buyer in connection with “blue sky” qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (iv) all FINRA fees and fees of any applicable stock exchange; (v) fees and disbursements of counsel for the Company and fees and expenses for the independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters and expenses of any audits incident to or required by any registration); (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audits); (vii) the fees and expenses of any Person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; (viii) the fees, expenses and disbursements of legal counsel representing Buyer in connection with the registration, offering or sale of Registrable Securities pursuant to, or the interpretation or enforcement of, this Agreement; (ix) underwriting expenses (other than fees, commissions or discounts); and (x) messenger, telephone and delivery expenses. Buyer shall be responsible for the payment of any underwriting discounts and selling commissions, fees and disbursements of Buyer’s advisors (other than fees, expenses and disbursements of legal counsel to Buyer), and any stock transfer taxes applicable to the sale or disposition of the Registrable Securities by Buyer pursuant to this Agreement. In addition, in an underwritten offering in which selling stockholders and the Company participate, all selling stockholders and the Company shall bear underwriting discounts and selling commissions, pro rata, in proportion to the respective amount of shares each sells in such offering.

Section 6. Rule 144 Compliance

The Company shall use its reasonable best efforts to file as and when applicable, on a timely basis, all reports required to be filed by it under the 1933 Act and the 1934 Act. The Company shall make and keep current public information available, as specified in paragraph (c) of Rule 144 (or any successor rule) promulgated under the 1933 Act, at all times after the Closing Date. The Company shall use its reasonable best efforts to take such further action as may be required from time to time to enable Buyer to Transfer Registrable Securities without registration under the 1933 Act under the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of Buyer, the Company will promptly deliver to Buyer a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, as well as any such other information as may be reasonably requested to allow Buyer to sell its Registrable Securities pursuant to Rule 144. In connection with any Transfer of Registrable Securities by Buyer pursuant to Rule 144 promulgated under the 1933 Act, the Company shall cooperate with Buyer to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any 1933 Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Buyer may reasonably request at least five Business Days prior to any sale of Registrable Securities hereunder or, if practicable, and at the request of Buyer, have such Registrable Securities delivered electronically via deposit/withdrawal at custodian (“DWAC”) through The Depository Trust Company.

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Section 7. Miscellaneous

7.1 Additional Agreements: Certain Transactions.

(a) In the event that any Common Stock or other Securities are issued in respect of, or in exchange for, or in substitution of the Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of the shares or any other similar change in the Company’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that Buyer has, immediately after consummation of such transaction, substantially the same, and in any event no less favorable in the aggregate, rights from the Company or another issuer of Securities, as applicable, as it has immediately prior to the consummation of such issuance in respect of the Registrable Securities under this Agreement.

(b) In the event that the Company elects to effect a registered offering of equity securities of any subsidiary or parent of the Company (collectively, “Alternative Entities”) rather than the equity securities of the Company, whether as a result of a reorganization of the Company or otherwise, Buyer and the Company shall cause the applicable Alternative Entity to enter into an agreement with Buyer that provides Buyer with registration rights with respect to the equity securities of such Alternative Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to Buyer in this Agreement.

(c) The Company shall not enter into any agreement, take any action or permit any change to occur with respect to the Company’s Securities that is inconsistent with, or that violates or subordinates the rights granted to Buyer under this Agreement, and no such agreement is currently in effect. The Company shall not grant any registration rights to third parties that are more favorable than, or inconsistent with, the rights granted hereunder.

(d) Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

7.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, oral and written, between the Parties with respect to the subject matter hereof.

7.3 Transaction Costs. Except as otherwise provided herein or in the SPA, each of the parties hereto shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

7.4 Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

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7.5 Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing (which shall include communications by e-mail) and shall be delivered and deemed given if: (a) in person (on the Business Day of such delivery as evidenced by the receipt of the personal delivery service), (b) by certified or registered mail return receipt requested (one Business Day after being mailed), or (c) by e-mail (on the date of transmission):

If to the Company:

OncoSec Medical Incorporated

24 North Main Street

Pennington, NJ 08534-2218

Attn: Daniel J. O’Connor

Email: docconor@oncosec.com

With a copy (which shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

Attn: Matthew W. Mamak

Email: matthew.mamak@alston.com

If to Buyer:

Grand Decade Developments Limited

Unit 3302, The Center, 99 Queen’s Road Central

Hong Kong

Attn: Zhou Chao

Email: zhouchao@chinagrandinc.com

With a copy (which shall not constitute notice) to:

Covington & Burlington LLP

The New York Times Building, 620 Eighth Avenue

New York, 10018-1405

Attn:	Jack S. Bodner
Stephen A. Infante
Email:	jbodner@cov.com
sinfante@cov.com

or to such other address as the Parties may designate in writing to the other in accordance with this Section 7.5. Any Party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

7.6 Public Announcements. Except as required by Applicable Law or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

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7.7 Partial Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. To the extent the deemed deletion of the invalid, illegal or unenforceable provision or provisions is reasonably likely to have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

7.8 Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any of its Affiliates and to any purchaser or transferee of Registrable Securities (whereupon such Affiliate, purchaser or transferee shall have the benefits of this Agreement as if such Affiliate, purchaser or transferee had originally been a party hereto), and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

7.9 Governing Law. Except to the extent that mandatory principles of Applicable Law require the application of the NRS, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

7.10 Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 7.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 7.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

7.11 Submission to Jurisdiction. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the state or federal courts, as applicable, in New York county in the State of New York, and each of the Parties irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that you may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.5 shall be deemed effective service of process on such party.

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7.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.13 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power, privilege. To the maximum extent permitted by Applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto.

7.15 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Applicable Law.

7.16 Headings and Gender; Construction; Interpretation.

(a) The captions and section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement unless indicated otherwise.

(b) Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Buyer or the Company, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties.

7.17 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 4 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 4.

7.18 Survival. This Section 7 shall survive any termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

COMPANY:

ONCOSEC MEDICAL INCORPORATED

By:
Name:
Title

BUYER:

Grand Decade Developments Limited

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]